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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Government Properties Income Trust for the registration of 93,132,549 common shares of beneficial interest and to the incorporation by reference therein of our report dated March 28, 2018, with respect to the consolidated financial statements and schedules of Industrial Logistics Properties Trust, included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

Ernst & Young LLP

/s/ Ernst & Young LLP

Boston, Massachusetts
September 28, 2018

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  Exhibit 23.3
Consent of Independent Registered Public Accounting Firm